UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 17, 2013

COLORADO 2001C LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

West Virginia	001-31264	02-0533219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code:   (303) 860-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

Item 8.01	Other Events.

Based on notifications received from the Securities and Exchange Commission (the “SEC”), Colorado 2001C Limited Partnership, a West Virginia limited partnership (the “Partnership”), anticipates the SEC will institute proceedings against it because the Partnership has not remained current in its periodic reports under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Partnership plans to submit an Offer of Settlement (the “Offer of Settlement”) to the SEC. Under the Offer of Settlement, the Partnership will consent to the entry of an administrative order pursuant to Section 12(j) of the Exchange Act whereby the registration of each class of the Partnership's securities registered under Section 12 of the Exchange Act would be revoked.

Once a “deregistration” order has been issued by the SEC, no member of a national securities exchange, broker, or dealer may make use of the mails or any means or instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, the Partnership’s securities.

The foregoing summary of the Offer of Settlement is qualified in its entirety by reference to the Offer of Settlement attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Offer of Settlement by Colorado 2001C Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO 2001C LIMITED PARTNERSHIP
Date: October 17, 2013	By: /s/ Karen Nicolaou Name: Karen Nicolaou Title: Responsible Party

EXHIBIT INDEX

Exhibit Number	Description
99.1	Offer of Settlement by Colorado 2001C Limited Partnership